Exhibit 10.6
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
Restricted Stock Unit Grant Agreement
(Long-Term Incentive Compensation Program under the 2005 Stock Incentive Plan)
United States Steel Corporation, a Delaware Corporation, herein called the Corporation, grants to the undersigned employee of the employing company identified below (the “Grantee”) the number of Restricted Stock Units (“RSUs”) set forth below, each of which is a bookkeeping entry representing the equivalent in value of one share of the class of common stock of the Corporation set forth below:

Name of Grantee:	PARTICIPANT NAME

Name of Employing Company on Date Hereof:	(the company recognized by the Corporation as employing the Grantee on the date hereof)

Number of RSUs Granted:	# RSUs

Date of Grant:	GRANT DATE
By my acceptance, I agree that the above-listed RSUs are granted as Other Stock-Based Awards under and governed by the terms and conditions of the Corporation’s 2005 Stock Incentive Plan (the “Plan”), the Corporation’s Administrative Regulations for the Long-Term Incentive Compensation Program (the “Administrative Regulations”), and the Grant Terms and Conditions contained herein (the “Agreement”) including the special provisions for my country of residence, if any, attached hereto as Exhibit A, as well as such amendments to the Plan and/or the Administrative Regulations as the Compensation & Organization Committee, or its successor committee (the “Committee”), may adopt from time to time.

United States Steel Corporation		Accepted as of the above date: ACCEPTANCE DATE

By		By	PARTICIPANTES
	Authorized Officer		Signature of Grantee
Terms and Conditions
     1. Grant: The Corporation shall issue to the Grantee the number of RSUs set forth in this Agreement. Each RSU represents the right to receive one share of the Corporation’s common stock (a “Share”) on the date the restrictions applicable to the RSU are terminated (the RSU is “vested”). Unless and until the RSUs are vested in the manner set forth in Section 5 below, the Grantee will have no right to settlement of any such RSUs. Prior to settlement of any vested RSUs, such RSUs will represent an unsecured obligation of the Corporation, payable (if at all) only from the general assets of the Corporation.
     2. Period of Restriction: The restriction period with regard to the RSUs shall commence on the date the RSUs are granted. The Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of the RSUs, and any attempt to sell, transfer, assign, pledge or encumber any portion of the RSUs prior to termination of restrictions shall have no effect. During the period prior to vesting or forfeiture of all or any portion of the RSUs, the Grantee shall not be entitled to vote the Shares and shall not receive dividends paid on the Shares. The Grantee shall be entitled to receive dividend equivalents, in a cash amount equal to the number of RSUs subject to restriction times the per Share dividend (if any) paid to shareholders of the Corporation’s common stock; provided, however, the dividend equivalents shall not vest in, or be paid to the Grantee unless and to the extent the underlying RSUs vest as provided in Section 5 of this Agreement.
     3. Change of Control: Notwithstanding anything to the contrary stated herein, and in lieu of application of Section 9 of the Plan, in the case of a Change of Control (as defined in Section 4(F)(1) of the Administrative Regulations) of the Corporation, all restrictions shall automatically terminate.
     4. Termination of Employment: Unless otherwise determined by the Committee, unvested RSUs are forfeited if termination of employment is due to Termination without Consent or Termination for Cause. Any and all forfeitures of RSUs shall be evidenced by written notice to the Grantee. Upon the forfeiture of any RSUs, the Grantee’s right to acquire any Shares hereunder will immediately terminate. Notwithstanding the foregoing, if the Grantee is a party to an individual Change in Control Agreement (a “CIC Agreement”) with the Corporation providing for benefits upon a termination for other than “Cause” or “Disability” or a termination for “Good Reason”, then the unvested RSUs shall not be forfeited if (i) the Grantee’s employment is terminated during a Potential Change in Control Period either by the employing company identified above or the Corporation, its subsidiaries or affiliates (each an “Employing Company”) for other than “Cause” or “Disability” or by the Grantee for “Good Reason”, as such terms are defined in the CIC Agreement and (ii) a 409A Change in Control, as defined in the CIC Agreement, occurs within twenty-four months following the commencement of the Potential Change in Control Period. In such event, all restrictions shall automatically terminate upon the occurrence of the 409A Change in Control.
     5. Vesting: The Grantee must continue as an active employee of an Employing Company for three years from the Date of Grant, subject to the Employing Company’s right to terminate the Grantee’s employment at any time, performing such duties consistent with his capabilities. The RSUs shall vest as follows: (i) upon the first anniversary of the Date of Grant, one-third of the RSUs granted on the Date of Grant shall vest, provided that the Grantee is employed by an Employing Company on such anniversary, (ii) upon the two year anniversary of the Date of Grant, an additional one-third of the RSUs granted on the Date of Grant shall vest, provided that the Grantee is employed by an Employing Company on such anniversary, and (iii) upon the three year anniversary of the Date of Grant, the remaining one-third of the RSUs granted on the Date of Grant shall vest, provided that the Grantee is employed by an Employing Company on such anniversary. All fractional unvested RSUs, if any, resulting from the ratable vesting shall vest as whole RSUs upon the latest vesting date. Unless otherwise determined by the Committee, a prorated number of the unvested RSUs scheduled to vest during the current Vesting Year will vest on the date of termination based upon the number of complete months worked during the Vesting Year in which the Grantee’s termination of employment occurs by reason of Retirement, death, Disability or Termination with Consent. For purposes of this agreement, termination shall be construed consistent with a “separation from service” under Section 409A of the Code. The remaining unvested RSUs are forfeited immediately upon the Grantee’s termination of employment without consideration or further action being required of the Corporation or the Employing Company.
     Except as provided in Section 4 of this Agreement, notwithstanding any other terms or conditions of the Plan, the Administrative Regulations or this Agreement to the contrary, in the event of the Grantee’s termination of employment, the Grantee’s right to vest in RSUs, if any, will terminate effective as of the date that the Grantee is no longer actively employed by an Employing Company and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Grantee’s employment (whether or not in breach of local labor laws), the Grantee’s right to receive Shares pursuant to the RSUs after such termination, if any, will be measured by the date of termination of the Grantee’s active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of the RSUs.
     6. Settlement: RSUs shall be automatically paid in Shares upon the vesting date of such RSUs and, subject to the other terms of the Plan, Administrative Regulations and this Agreement, the Shares will be issued to the Grantee on each vesting date, provided, further, no payments shall be made later than March 15th of the calendar year following the calendar year which includes the applicable vesting date (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A (“Section 409A”) of the Code). The Corporation shall have no obligation to issue Shares unless and until the Grantee has satisfied any applicable tax withholding obligations pursuant to Section 11 below and such issuance otherwise complies with all applicable law. Upon vesting and settlement of the RSUs, one or more certificates, free of all restrictions on transferability or forfeiture except for restrictions required by applicable laws and/or regulations, shall be issued in the Grantee’s name (or, in the event of the Grantee’s death prior to such termination or such issuance, to the Grantee’s estate) for the number of Shares subject to vested RSUs. The Grantee shall not be entitled to delivery of a certificate for any portion of the Shares until the corresponding portion of the RSUs has vested.
     7. Adjustments: The number of RSUs awarded is subject to adjustment as provided in Section 8 of the Plan. The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Corporation and the Grantee.
     8. Interpretation and Amendments: This Grant, the vesting and delivery of RSUs and the issuance of Shares upon vesting are subject to, and shall be administered in accordance with, the provisions of the Plan and the Administrative Regulations, as the same may be amended by the Committee from time to time, provided that no amendment may, without the consent of the Grantee, affect the rights of the Grantee under this Grant in a materially adverse manner. For purposes of the foregoing sentence, an amendment that affects the tax treatment of the RSUs shall not be considered as affecting the Grantee’s rights in a materially adverse manner. All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan or the Administrative Regulations. In the event of a conflict between the Plan and the Administrative Regulations, unless this Grant specifies otherwise, the Plan shall control.

     9. Compliance with Laws: The obligations of the Corporation and the rights of the Grantee are subject to all applicable laws, rules and regulations including, without limitation, the U.S. Securities Exchange Act of 1934, as amended; the U.S. Securities Act of 1933, as amended; the U.S. Internal Revenue Code of 1986, as amended; and any other applicable U.S. and foreign laws. No Shares will be issued or delivered to the Grantee under the Plan unless and until there has been compliance with such applicable laws.
     10. Acceptance of Grant: The Grant shall not be effective unless it is accepted by the Grantee and notice of such acceptance is received by the Stock Plan Officer.
     11. Withholding Taxes: Regardless of any action the Corporation or the Employing Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility. Furthermore, the Grantee acknowledges that the Corporation and/or the Employing Company (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant, vesting, or settlement of the RSUs or the subsequent sale of Shares; and (b) do not commit to structure the terms of the grant of the RSUs or any aspect of the Grantee’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items.
     Prior to the relevant taxable event, the Grantee shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employing Company to satisfy all withholding obligations of the Corporation and/or the Employing Company. In this regard, the Grantee authorizes the Corporation and/or the Employing Company, at their discretion, to satisfy the obligations with regard to all applicable Tax-Related Items by one or a combination of the following methods: (1) withholding from Grantee’s wages or other cash compensation paid to Grantee by the Corporation and/or the Employing Company; (2) selling or arranging for the sale of a sufficient number of Shares issued upon vesting of the RSUs, on the Grantee’s behalf and at the Grantee’s direction pursuant to this authorization, through such means as the Corporation may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld; or (3) withholding from the Shares otherwise issuable to the Grantee the number of Shares with a Fair Market Value, as defined in the Plan, on the date the restrictions lapse equal to the amount of the aggregate minimum amount of Tax-Related Items to be so satisfied. If the Tax-Related Items are satisfied by reducing the number of Shares issuable upon vesting of the RSUs, the Grantee is deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. Finally, the Grantee shall pay to the Corporation or the Employing Company any amount of Tax-Related Items that the Corporation or the Employing Company may be required to withhold as a result of Grantee’s participation in the Plan or Grantee’s acquisition of Shares that cannot be satisfied by the means previously described. The Grantee understands that no Shares shall be delivered to Grantee, notwithstanding the lapse of the restrictions on the RSUs, unless and until the Grantee shall have satisfied any obligation for Tax-Related Items with respect thereto as provided herein.
     12. Nature of the Grant: Nothing herein shall be construed as giving the Grantee any right to be retained in the employ of an Employing Company or affect any right which the Employing Company may have to terminate the employment of such Grantee. Further, by accepting this grant of RSUs, the Grantee acknowledges that:
     a) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;
     b) all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Committee;
     c) the Grantee is voluntarily participating in the Plan;
     d) the RSU is an extraordinary item which does not constitute compensation of any kind for services of any kind rendered to the Corporation or to the Employing Company, and which is outside the scope of the Grantee’s employment contract, if any;
     e) the RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
     f) in the event that the Employing Company is not the Corporation, the grant of RSUs will not be interpreted to form an employment contract or relationship with the Corporation; and furthermore, the grant of RSUs will not be interpreted to form an employment contract with the Employing Company;
     g) the future value of the Shares underlying the RSUs is unknown and cannot be predicted with certainty;
     h) in consideration of the grant of the RSUs, no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or forfeiture of the RSUs resulting from termination of the Grantee’s employment by the Corporation or the Employing Company (for any reason whether or not in breach of applicable labor laws) and the Grantee irrevocably releases the Corporation and the Employing Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting this grant of RSUs, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such a claim;
     i) it is the Grantee’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the issuance and delivery of Shares pursuant to the vesting of the RSUs;
     j) the Corporation and the Employing Company are not providing any tax, legal or financial advice, nor are the Corporation or the Employing Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the Shares underlying the RSUs; and
     k) the Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
     13. Data Privacy: The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, any Employing Company and the Corporation for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
     The Grantee understands that the Employing Company and the Corporation hold certain personal information about the Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in Grantee’s favor, as the Employing Company and/or the Corporation deems necessary for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee acknowledges and understands that Data may be transferred to any broker as designated by the Corporation and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere (and outside the European Economic Area), and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon vesting of the RSUs. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Grantee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to realize benefits from the RSUs or otherwise participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.
     14. Electronic Delivery: The Corporation may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan, or Shares issued under the Plan, or participation in the Plan or future RSUs that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.
     15. Code Section 409A. It is the intent that the vesting or the payments of RSUs set forth in this Agreement shall either qualify for exemption from or comply with the requirements of Section 409A, and any ambiguities herein will be interpreted to so comply. The Corporation reserves the right, to the extent the Corporation deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or settlements provided under this Agreement are made in a manner that qualifies for exemption from or complies with Section 409A; provided, however, that the Corporation makes no representation that the vesting or settlement of RSUs provided under this Agreement will be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to the vesting or settlement of RSUs provided under this Agreement.
     16. Severability: In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     17. Language: If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
     18. Governing Law: This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of laws thereof.
     19. Headings: Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.

EXHIBIT A
Additional Terms and Conditions of the
United States Steel Corporation 2005 Stock Incentive Plan
Restricted Stock Unit Agreement
TERMS AND CONDITIONS
This Exhibit A includes additional terms and conditions that govern the RSUs granted to the Grantee under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Exhibit A have the meanings set forth in the Plan, the Administrative Regulations and/or the Agreement.
NOTIFICATIONS
This Exhibit A also includes information regarding exchange controls and certain other issues of which the Grantee should be aware with respect to participation in the Plan. The information is based on the laws in effect in the applicable countries as of March 2008. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that the Grantee not rely on the information in this Exhibit A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that the Grantee vests in the RSUs or sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Corporation is not in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Grantee’s situation.
Finally, if the Grantee is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable.
CANADA
TERMS AND CONDITIONS
RSUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of RSUs does not provide any right for the Grantee to receive a cash payment in settlement of the RSUs upon vesting and the RSUs are payable in Shares only.
Securities Law Commitment on Sale of Shares. As a condition of the grant of RSUs and the issuance of Shares upon vesting of the RSUs, the Grantee undertakes to only sell, trade or otherwise dispose of any Shares issued to the Grantee under the Plan in accordance with applicable Canadian securities laws. Under current laws, this means that the Grantee will need to sell any Shares issued under the Plan using the services of a broker or dealer that is registered under Canadian provincial or territorial securities legislation. The Grantee will not be permitted to sell, trade or otherwise dispose of his or her Shares through the Company’s designated U.S. plan broker, Fidelity Investments, unless such sale, trade or disposal can be executed in accordance with applicable securities laws. As legal requirements may be subject to change, Grantees are encouraged to seek specific advice about their individual situation before taking any action with respect to securities issued to them under the Plan.
By accepting this RSU, the Grantee expressly agrees that he or she will consult with a personal legal advisor to address any questions that may arise regarding compliance with this requirement. The Grantee understands and agrees that he or she will be liable for any failure to comply with the foregoing provision.
SERBIA
NOTIFICATIONS
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions (effective July 27, 2006), Serbian residents may freely acquire Shares under the Plan, however, the National Bank of Serbia requires reporting of the acquisition of such Shares, the value of the Shares at vesting and, on a quarterly basis, any changes in the value of the underlying Shares. The Grantee is advised to consult with a personal legal advisor to determine his or her reporting obligations upon the acquisition of Shares under the Plan. The Corporation reserves the right to require the Grantee to report details of the sale of his or her Shares to the Corporation or to follow such other procedures as may be established by the Corporation to comply with applicable exchange control regulations.
SLOVAK REPUBLIC
NOTIFICATIONS
Exchange Control Information. The Grantee is required to notify the National Bank of Slovakia with respect to the establishment of accounts abroad within 15 days after the end of the calendar year (effective from January 1, 2007). The notification forms may be found at the Slovak National Bank website as follows: www.nbs.sk. The Grantee should consult with a personal legal advisor to determine which forms the Grantee will be required to submit and when they will be due.
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